Exhibit 24






                              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To R&B, Inc.:

As independent public accountants, we hereby consent to the incorporation of our reports dated February 25, 1999 included in R&B, Inc.'s 10-K for the year ended December 26, 1998, into the Company's previously filed Registration Statements on Form S-1 (File Nos. 33-52946 and 33-56492).

Philadelphia, PA
     March 25, 1999







                                           Exhibit Page 2